Exhibit 99.1

	RE:	MHI Hospitality Corporation
410 West Francis Street
Williamsburg, VA 23185
(757) 229-5648

TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:		AT FINANCIAL RELATIONS BOARD:

Bill Zaiser		Vicki Baker
Chief Financial Officer		General Information
(301) 220-5400		(703) 796-1798

FOR IMMEDIATE RELEASE
WEDNESDAY, MAY 5, 2010

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR FIRST QUARTER 2010

Williamsburg, VA – May 5, 2010 – MHI Hospitality Corporation (Nasdaq: MDH) (“the Company”), a self-advised lodging real estate investment trust (REIT), today reported consolidated results for the first quarter ended March 31, 2010.

HIGHLIGHTS:

•	Total revenue for the first quarter 2010 increased 13.0% over first quarter 2009, or approximately $2.0 million, to approximately $17.5 million.

•	Total room revenue for the first quarter 2010 increased 15.7% over first quarter 2009, or approximately $1.6 million, to approximately $12.1 million.

•	Consolidated portfolio Revenue per Available Room (“RevPAR”) increased 7.1% over first quarter 2009.

•	Adjusted operating income for the first quarter 2010 increased 44.7% over first quarter 2009, or approximately $1.1 million, to approximately $3.4 million.

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•	Funds from Operations (“FFO”) increased 7.2% over first quarter 2009, or approximately $0.1 million, to approximately $1.2 million, or $0.09 per share, for first quarter 2010.

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “We are pleased to report strengthened performance in the first quarter, including gains in Funds From Operations, total revenue and RevPAR, as well as a nearly 45 percent increase in adjusted operating income. We believe this progress is a direct result of our repositioned hotel assets gaining traction within each of their markets. We remain committed to increasing customer share across the portfolio and are cautiously optimistic about stabilizing industry fundamentals.”

Operating Results

The Company reported consolidated total revenue of approximately $17.5 million for the three-month period ended March 31, 2010. This compares to consolidated total revenue of approximately $15.5 million for the three-month period ended March 31, 2009. The Company reported a 44.7% increase in adjusted operating income for the first quarter 2010, or an increase of approximately $1.1 million to approximately $3.4 million from approximately $2.3 million for the first quarter 2009. Net operating income for the quarter increased to approximately $0.4 million, as compared to a net operating loss of approximately $0.2 million for the first quarter 2009. The Company reported an income tax benefit of approximately $0.2 million for the first quarter 2010 compared to an income tax benefit of approximately $0.9 million for the first quarter 2009. For the first quarter 2010, the Company also reported a consolidated net loss of approximately $0.8 million, or $0.08 per share, as compared to a consolidated net loss of approximately $0.6 million, or $0.09 per share, for the comparable 2009 period. For the first quarter of 2010, FFO was approximately $1.2 million, or $0.09 per share, compared to approximately $1.1 million, or $0.10 per share, for the first quarter 2009. During the first quarter 2010, the Company reported an unrealized gain of approximately $0.4 million on the value of its interest rate swap as compared to an unrealized gain of approximately $0.2 million for the comparable 2009 period. The interest rate swap is required by the Company’s lenders on its credit facility.

Adjusted operating income and FFO are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. The Company defines adjusted operating income as net operating income excluding depreciation and amortization, corporate general and administrative expenses, lease revenue and related expenses as well as other fee income not related to the Company’s wholly-owned hotel properties. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. Reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

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Portfolio Operating Performance

The following tables illustrate the key operating metrics for the three months ended March 31, 2010 and 2009 for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the eight wholly-owned properties in the portfolio that were not under development and were under the Company’s control during both the three months ended March 31, 2010 and the corresponding period in 2009 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Tampa Westshore, which opened in March 2009. The tables also exclude performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated (All Hotels)	Quarter Ended March 31, 2010	Quarter Ended March 31, 2009	Variance

Occupancy %	62.7%	54.1%	15.9%
Average Daily Rate (“ADR”)	$101.65	$109.98	-7.6%
RevPAR	$63.69	$59.47	7.1%

Same-Store (8 Hotels)	Quarter Ended March 31, 2010	Quarter Ended March 31, 2009	Variance

Occupancy %	61.8%	55.3%	11.7%
ADR	$102.07	$109.95	-7.2%
RevPAR	$63.08	$60.82	3.7%

For the quarter ended March 31, 2010, the Company’s properties realized a 7.1% increase in RevPAR versus the same period in 2009. The RevPAR increase was the result of a 15.9% increase in occupancy offset by a 7.6% decrease in ADR. For the quarter ended March 31, 2010, the same-store portfolio realized a 3.7% increase in RevPAR versus the same period in 2009. The RevPAR decrease was the result of an 11.7% increase in occupancy, offset by a 7.2% decrease in ADR.

Portfolio Update

As of March 31, 2010, total assets were approximately $212.6 million versus approximately $214.0 million, for the comparable period in 2009. This includes approximately $187.0 million of net investment in hotel properties plus approximately $9.9 million for the Company’s joint venture investment in the Crowne Plaza Hollywood Beach Resort. The Company also reported the following portfolio developments:

•

Increases in market share were achieved at all assets in the portfolio, with the exception of the Hampton asset; the Company believes this positive performance trend is the result of aggressive sales and marketing efforts performed in anticipation of an improving economy and rebound within the lodging industry.

•

The Sheraton Louisville Riverside Hotel received the 2009 Tiffany Crystal Trophy from Sheraton. This award is given to the hotel that achieves the highest overall guest satisfaction of all Northern American Sheraton Hotels for the year 2009.

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Balance Sheet/Liquidity

At March 31, 2010, the Company had approximately $3.4 million of available cash and cash equivalents, of which approximately $1.0 million is reserved for capital improvements and certain other expenses. The Company has approximately $75.2 million outstanding on its $80.0 million revolving line of credit, which had been deployed primarily to fund the acquisition and renovation of the Sheraton Louisville Riverside Hotel, the Company’s equity contribution to its joint venture with The Carlyle Group for the purchase of the Crowne Plaza Hollywood Beach Resort, and the acquisitions of the Tampa, Florida and Hampton, Virginia hotel properties.

The Company has no debt maturing before May 2011, other than the mortgage on the Jacksonville property, which matures in July 2010 but may be extended for one year subject to certain conditions, including, but not limited to, a principal payment reducing the loan-to-value ratio to a maximum of 75.0% which the Company estimates at no more than $3.0 million. The loans coming due in 2011 are a combination of variable and fixed rate debt carrying favorable terms.

Pursuant to the terms of the Company’s credit facility, the methodology used to determine the value of several hotel assets that were renovated over the last two years and the percentage of the aggregate value of the Company’s hotel properties in the borrowing base used to determine the level of borrowing available under the line changed commencing April 1, 2010. The loan-to-value ratio under the credit facility was reduced from 70% to 65% and certain hotels are now valued quarterly on the basis of their net operating income over a trailing twelve month period rather than on the basis of acquisition cost or an appraised value. As a result of these changes, the aggregate loan amount available to the Company will be reduced below our borrowing levels at April 1, 2010 and the Company may be required to make a principal payment ranging from $20.0 million to $25.5 million on its line based upon current projections. The Company is currently considering a number of alternatives to address this issue and is in discussions with the lenders under its credit facility with respect to a potential amendment to the facility which would not oblige the Company to immediately reduce its borrowings under the facility.

Dividend

As previously announced, the fourth amendment to the credit agreement entered into in May 2009 permits the Company to pay in any given fiscal year a dividend in an amount minimally necessary in order to preserve cash while maintaining the Company’s REIT status, provided that no dividend may be paid during the first three quarters of such fiscal year. The Company anticipates the amount of such a dividend will remain at 90% of taxable income. If certain liquidity thresholds and other conditions are met the Company may be able to declare and pay additional cash dividends in any fiscal year. Any future

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changes to the Company’s current dividend policy will need to be in compliance with restrictions on the payment of cash dividends as set forth in the referenced amendment to the credit agreement.

Asset Management Group

As previously announced, the Company has formed a separate subsidiary, MHI Asset Recovery, LLC, to pursue asset management assignments from special servicers and other entities involved in distressed hotel loans and workouts. The Company will provide asset management services including, but not limited to, property management, receiver services support, litigation and contract support, franchise selection, construction management, value optimization and project management on a fee-for-service basis.

Outlook and Market Trends

In light of ongoing unpredictable macro-economic and hospitality market conditions and their potential impact on the Company’s markets and customer base, management has elected to continue to suspend providing guidance regarding projected financial performance for the near term.

Earnings Call/Webcast

The Company will conduct its first quarter 2010 conference call for investors and other interested parties at 10:00 a.m. Eastern Time (ET) on Wednesday, May 5, 2010. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-860-2442. To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 5, 2010 through June 30, 2010 at 9 a.m. ET. To access the rebroadcast, dial 877-344-7529 and enter passcode number 439722#. A replay of the call will also be available on the Internet at www.mhihospitality.com until June 30, 2010.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper-upscale full-service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the Company’s portfolio consists of investments in eleven hotel properties, nine of which are wholly-owned and comprise 2,110 rooms. All of the Company’s wholly-owned properties operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company also has a 25 percent interest in the Crowne Plaza Hollywood Beach Resort and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

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Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the current economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; and legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2010 (unaudited)	December 31, 2009 (audited)
ASSETS
Investment in hotel properties, net	$186,953,017	$188,587,507
Investment in joint venture	9,906,228	9,685,844
Cash and cash equivalents	2,390,952	3,490,487
Restricted cash	993,333	701,730
Accounts receivable	2,396,167	1,625,161
Accounts receivable-affiliate	57,054	32,444
Prepaid expenses, inventory and other assets	2,214,297	2,046,082
Notes receivable, net	100,000	100,000
Shell Island lease purchase, net	1,351,103	1,441,176
Deferred income taxes	5,153,436	4,920,973
Deferred financing costs, net	1,131,757	1,328,351

TOTAL ASSETS	$212,647,344	$213,959,755

LIABILITIES
Line of credit	$75,197,858	$75,522,858
Mortgage loans	72,637,273	72,738,250
Loans payable	4,587,588	4,613,163
Accounts payable and accrued liabilities	6,473,013	6,696,605
Advance deposits	884,225	547,653

TOTAL LIABILITIES	159,779,957	160,118,529

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity
Preferred stock, par value $0.01; 1,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,520,286 shares and 9,096,943 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	95,203	90,969
Additional paid in capital	55,548,755	52,543,562
Distributions in excess of retained earnings	(15,234,081)	(14,454,238)

Total MHI Hospitality Corporation stockholders’ equity	40,409,877	38,180,293
Noncontrolling interest	12,457,510	15,660,933

TOTAL EQUITY	52,867,387	53,841,226

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$212,647,344	$213,959,755

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31, 2010 (unaudited)	Three months ended March 31, 2009 (unaudited)
REVENUE
Rooms department	$12,094,398	$10,449,089
Food and beverage department	4,307,791	3,906,818
Other operating departments	1,113,401	1,143,282

Total revenue	17,515,590	15,499,189

EXPENSES
Hotel operating expenses
Rooms department	3,593,380	3,067,173
Food and beverage department	3,020,367	2,719,389
Other operating departments	172,932	178,885
Indirect	7,176,968	6,932,074

Total hotel operating expenses	13,963,647	12,897,521

Depreciation and amortization	2,131,484	1,910,598
Corporate general and administrative	1,057,604	899,297

Total operating expenses	17,152,735	15,707,416

NET OPERATING INCOME (LOSS)	362,855	(208,227)

Other income (expense)
Interest expense	(2,310,950)	(2,000,858)
Interest income	5,661	13,486
Equity in earnings of joint venture	271,534	111,117
Unrealized gain on hedging activities	383,945	236,584

Net loss before taxes	(1,286,955)	(1,847,898)
Income tax benefit	192.920	896,278

Net loss	(1,094,035)	(951,620)
Adjust: Net loss attributable to the noncontrolling interest	314,192	332,549

Net loss attributable to the Company	$(779,843)	$(619,071)

Net loss per share attributable to the Company
Basic	$(0.08)	$(0.09)
Diluted	$(0.08)	$(0.09)
Weighted average number of shares outstanding
Basic	9,175,652	6,957,915
Diluted	9,191,652	6,983,915

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31, 2010 (unaudited)	Three months ended March 31, 2009 (unaudited)
Cash flows from operating activities:
Net loss	$(1,094,035)	$(951,620)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,131,484	1,910,598
Equity in joint venture	(271,534)	(111,117)
Unrealized gain on hedging activities	(383,945)	(236,584)
Amortization of deferred financing costs	196,594	116,112
Charges related to equity-based compensation	120,196	49,010
Changes in assets and liabilities:
Restricted cash	(112,139)	180,644
Accounts receivable	(771,007)	(1,692,753)
Inventory, prepaid expenses and other assts	(189,345)	(583,960)
Deferred income taxes	(232,463)	(918,871)
Accounts payable and other accrued liabilities	160,353	(390,413)
Advance deposits	336,571	262,385
Due from affiliates	(24,610)	35,001

Net cash used in operating activities	(133,880)	(2,331,568)

Cash flows from investing activities:
Improvements and additions to hotel properties	(385,789)	(5,783,959)
Distributions from joint venture	51,150	80,040
Funding of restricted cash reserves	(260,576)	(240,618)
Proceeds of restricted cash reserves	81,112	1,826,200

Net cash used in investing activities	(514,103)	(4,118,337)

Cash flows from financing activities:
Dividends and distributions paid	—	(107,019)
Proceeds of mortgage refinancing	—	743,832
Proceeds of credit facility	—	5,600,000
Payments on credit facility	(325,000)	—
Payment of deferred financing costs	—	(665,464)
Proceeds of loans	—	4,750,000
Payment of mortgages and loans	(126,552)	(17,597)

Net cash provided by (used in) financing activities	(451,552)	10,303,752

Net increase (decrease) in cash and cash equivalents	(1,099,535)	3,853,847
Cash and cash equivalents at the beginning of the period	3,490,487	1,719,147

Cash and cash equivalents at the end of the period	$2,390,952	$5,572,994

Supplemental disclosures:
Cash paid during the period for interest	$2,296,893	$2,110,922

Cash paid during the period for income taxes	$23,296	$6,346

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended March 31, 2010	Three months ended March 31, 2009
Net loss	$(1,094,035)	$(951,620)
Add depreciation and amortization	2,131,484	1,910,598
Add equity in depreciation and amortization of joint venture	136,311	136,178

FFO	$1,173,760	$1,095,156

Weighted average shares outstanding	9,175,652	6,957,915
Weighted average units outstanding	3,696,699	3,737,607

Weighted average shares and units	12,872,351	10,695,522

FFO per share and unit	$0.09	$0.10

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET OPERATING INCOME TO ADJUSTED OPERATING INCOME

(unaudited)

	Three months ended March 31, 2010	Three months ended March 31, 2009
Net operating income (loss)	$362,855	$(208,227)
Add corporate general and administrative	1,057,604	899,297
Add depreciation and amortization	2,131,484	1,910,598
Subtract net lease rental income	(101,250)	(117,966)
Subtract other fee income	(73,955)	(149,920)

Adjusted operating income	$3,376,738	$2,333,782

We provide adjusted operating income as supplemental information for investors. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses, depreciation and amortization, net lease income as well as other fee income not related to our wholly-owned hotel properties, the adjusted operating income we present should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments or our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We also believe that providing adjusted operating income provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotels REITs and hotel owners.